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                              EMPLOYMENT AGREEMENT
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     THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of the 2nd day of May,
1996 by and between RENAL TREATMENT CENTERS, INC. ("Company"), and BARBARA A. BEDNAR ("Employee").

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt of which the parties hereby acknowledge, the parties hereto, intending to be legally bound hereby, agree as follows:

     Section 1.  Employment and Duties.  Company shall employ Employee and
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Employee accepts such employment for the Term set forth in Section 3 hereof, on the terms and conditions set forth in this Agreement. During the Term Employee shall serve as the Vice President and Chief Operating Officer of Dialysis Services of Company and shall perform such duties as are normally associated with such position, as well as such other duties as shall be assigned to Employee from time to time during the continuance of this Agreement by the President and/or Chief Executive Officer of Company. Employee shall devote Employee's best efforts and skills to the business and interests of Company. Employee shall not engage in any other business activity during the term of this Agreement.

     Section 2.  Compensation.  In consideration of the services to be performed
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by Employee hereunder, Employee shall receive:

     2.1  Salary.  A salary ("Salary") at the rate of One Hundred Eighty
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Thousand Dollars ($180,000) per year effective as of January 1, 1996.
Employee's salary shall be payable in installments consistent with Company's payroll schedule. Employee's salary shall be reviewed each year on or about the anniversary of Employee's employment and Company may in its sole discretion increase Employee's salary.

     2.2  Benefits.  Such medical, disability and other similar benefits as are
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provided by plans approved by the unanimous affirmative vote of the entire membership of the Compensation Committee of the Board of Directors of Company ("Committee Approval").

     2.3  Bonuses.  Such bonuses as are approved by Committee Approval; provided
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that the potential bonus amount for 1996 is hereby established as follows:  for calendar year 1996, an Incentive Bonus (the "1996 Incentive Bonus") will be paid if the applicable Financial Target for 1996 (as set forth below) shall be attained or exceeded. The amount of the 1996 Incentive Bonus shall be calculated on a straight-line, sliding-scale basis ranging from 40% of Salary if the Minimum Financial Target for 1996 is achieved but not exceeded to 55% of
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Salary if the Maximum Financial Target is achieved.  The Minimum Financial
Target for 1996 shall be earnings per share of $0.81 and the Maximum Financial Target for 1996 shall be earnings per share of $0.85. In calculating whether Employer has attained the Financial Target for 1996 the amount of the 1996 Incentive Bonus shall be included and items of extraordinary gain and loss shall be excluded. Nothing in this Agreement shall prevent the Compensation Committee from awarding an Incentive Bonus for 1996 if the Minimum Financial Target is not met or from awarding an Incentive Bonus in excess of 55% of Salary for 1996. Incentive Bonuses in calendar years after 1996 need not be determined in a similar manner as the 1996 Incentive Bonus. Such bonus, if any, as determined in accordance with the provisions of this Section 2.3(b) shall be paid no later than fifteen (15) days following the Compensation Committee's review and approval that such Financial Target(s) have been attained.

     2.4  Acceleration of Retirement Benefits.  In the event Company terminates
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this Agreement for any reason other than under Section 3.2 hereof or if
Employee's employment terminates by reason of death or disability as described in Section 3.3 hereof, then in addition to amounts otherwise payable to Employee, Company shall pay Employee, within thirty (30) days of the effective date of termination, an amount equal to the portion of Company's contributions for the benefit of Employee under Company's Savings Plan, or any other qualified retirement plan of Company then in effect, that has not vested as of the date of Employee's termination, if any, plus an additional amount sufficient to satisfy Employee's federal or state income tax liability with respect to the foregoing payment and any additional amount payable pursuant to this Section 2.4, it being Company's intention that Employee's net after tax position be identical to that which would have been obtained had Employee not been subject to any federal or state income tax liabilities with respect to payments made under this Section 2.4.

     2.5  Acceleration of Exercisability of Stock Options.  In the event
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Employee is terminated for any reason other than under Section 3.2 hereof, or if
Employee's employment terminates by reason of death or disability as described in Section 3.3 hereof, or in the event of a Constructive Discharge, as defined below, then all unexercised options granted to Employee under Company's stock option plans which would otherwise have vested within twelve (12) months from the date of Employee's termination or which would otherwise have vested during the full Term of this Agreement, whichever is greater, shall be deemed fully vested and exercisable immediately upon Employee's termination. In determining which options shall become immediately exercisable hereunder, the then unexercisable options under each grant of options to Employee shall become exercisable. The foregoing benefit shall be in addition to, and not in lieu of, any similar benefit contained in the Executive Severance Agreement between Company and Employee, dated as of May 1, 1995 (the "Executive Severance Agreement"). For purposes of this Agreement, the term "Constructive Discharge" means a termination of Employee's employment by Employee due to a failure of Company or its successors, without the prior written consent of Employee, to fulfill Company's obligations under this Agreement in any material respect, including any material change by Company in

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the functions, duties, or responsibilities of Employee's position with Company which would reduce the ranking, level, dignity, responsibility, importance or scope of such position.

     Section 3.  Term.
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     3.1  Commencement.  The term ("Term") of this Agreement shall commence
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("Commencement Date") on the date hereof and unless sooner terminated as provided herein, shall continue thereafter until May 31, 1998; provided that the Term shall automatically renew for additional periods of two (2) years each unless either party shall deliver written notice to the other of its intention not to renew the Term not later than ninety (90) days prior to the applicable renewal date.

     3.2  Termination for Material Cause.  Company may terminate this Agreement
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for material cause, provided that, before Company may terminate this Agreement for material cause, Company must give Employee at least 30 days' advance written notice of its intention to terminate, specifying in detail the cause for termination and the intended termination date. For purposes hereof, the term "for material cause" shall mean: (a) conviction of a felony involving moral turpitude relating to the business of Company and which does, in fact, adversely and directly affect the business of Company; (b) the adjudication by a court of competent jurisdiction that Employee has committed any act of fraud or dishonesty resulting or intended to result directly or indirectly in personal enrichment at the expense of Company; (c) repeated failure or refusal by Employee to follow policies or directives reasonably established by the President and Chief Executive Officer of Company that goes uncorrected for a period of thirty (30) consecutive days after written notice has been provided to Employee; (d) persistent willful failure by Employee to fulfill her duties hereunder that goes uncorrected for a period of thirty (30) consecutive days after written notice has been provided to Employee; or (e) intentional breach by Employee of Sections 4.1(1), 4.1(2) or Section 4.2 of this Agreement.

     3.3  Death and Disability.  This Agreement shall automatically terminate
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upon the death of Employee.  Upon thirty (30) days' notice (which notice may be given prior to the completion of the periods described herein), Company may terminate this Agreement in the event that Employee has for the preceding six
(6) month period been subject to a physical or mental disability that prevented Employee from adequately performing Employee's regular duties; provided that either: (i) immediately upon the effective date of such termination, Employee shall be eligible to receive full disability benefits under the disability insurance, if any, provided to her by Company, or (ii) Company shall continue to pay the Salary to Employee until the first to occur of: (A) full disability benefits are received or (B) one year.

     3.4  Rights and Obligations Upon Termination.  Upon termination, this
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Agreement shall be of no further force and effect and neither party shall have any further right or obligation hereunder; provided however, no termination shall modify or affect the rights and obligations of the parties which have accrued prior to termination; and further provided

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however, the rights and obligations of the parties under Section 4 shall survive termination of this Agreement.

     Section 4.  Information and Competition.
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     4.1(1)  Information.  Employee recognizes and acknowledges that:  (i) in
             -----------
the course of Employee's employment or continued employment by Company, it will or may be necessary for Employee to create, use or have access to (A) technical, business, or customer information, materials, or data relating to Company's present or planned business which has not previously been released to the public with Company's authorization, including, but not limited to, confidential information, materials or proprietary data belonging to Company or relating to Company's affairs (collectively, the "Confidential Information") and (B) information and materials that concern Company's business that come into Employee's possession by reason of employment with Company (collectively, "Business Related Information"); (ii) the Confidential Information and Business Related Information are the property of Company; (iii) the use, misappropriation or disclosure of the Confidential Information or the Business Related Information would constitute a breach of trust and could cause serious and irreparable injury to Company; and (iv) it is essential to the protection of Company's good will and to the maintenance of Company's competitive position that the Confidential Information and Business Related Information be kept secret and that Employee not disclose the Confidential Information or the Business Related Information to others or use same to Employee's own advantage or the advantage of others.

     4.1(2)  Non-Disclosure.  In recognition of the acknowledgments contained in
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Section 4.1(1) above, Employee agrees during the Term and thereafter:  (i) to hold and safeguard the Confidential Information and Business Related Information in trust for Company, its successors and assigns; (ii) not to appropriate or disclose or make available to anyone for use outside of Company's organization at any time, either during employment with Company or subsequent to the termination of employment with Company for any reason, any of the Confidential Information or Business Related Information, whether or not developed by Employee, except as required in the performance of Employee's duties to Company;
(iii) to keep in strictest confidence, both during Employee's employment and subsequent to termination of employment, any Confidential Information or Business Related Information; and (iv) not to disclose or divulge, or allow to be disclosed or divulged by any person within Employee's control, to any person, firm or corporation, or use directly or indirectly, for Employee's own benefit or the benefit of others, any Confidential Information or Business Related Information.

     4.2  Competition.  During the Term and thereafter Employee:
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     (a) for a period of one (1) year shall not solicit for employment or employ for her own or for another's benefit any employee, former employees, officer, director or consultant of Company; and

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     (b) for a period of one (1) year shall not directly or indirectly, (on her own behalf or as an officer, director, consultant, partner, owner, stockholder, employee, creditor, agent, trustee or advisor of any individual, partnership or corporation or other entity (hereinafter a "Person") or in any other capacity) own, manage, control, operate, invest or acquire an interest in or otherwise engage in or act for or on behalf of any Person other than Company engaged in any activity, in those states within the United States and those countries outside the United States in which Company or any of its subsidiaries during her employment had conducted any business, where such activity is similar to and competitive with the activities carried on by Company or any of its subsidiaries during her employment by Company or is, directly or indirectly, concerned with soliciting, serving or catering to any of the customers, patients, physicians or hospitals served by Company or its subsidiaries during her employment by Company for the provision of products or services of a nature offered by Company during the Term. Employee acknowledges that the nature of Company's activities is such that competitive activities could be conducted effectively regardless of the geographic distance between Company's place of business and the place of any competitive business.

     4.3  Enforcement.  In the event that any part of this Section 4 shall be
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held unenforceable or invalid, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid portions had not been a part hereof. In the event that the area, period of restriction, activity or subject established in accordance with this Section 4 shall be deemed to exceed the maximum area, period of restriction, activity or subject that a court of competent jurisdiction deems enforceable, said area, period of restriction, activities or subjects shall, for the purpose of this Section 4, be reduced to the extent necessary to render them enforceable.

     4.4  Equitable Relief.  Employee agrees that any violation by her of any
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covenant in Section 4 may cause such damage to Company as will be serious and irreparable and the exact amount of which will be difficult to ascertain, and for that reason, Employee agrees that Company shall be entitled, as a matter of right, to a temporary, preliminary and/or permanent injunction and/or other injunctive relief, ex parte or otherwise, from any court of competent jurisdiction, restraining any further violations by Employee. Such injunctive relief shall be in addition to and in no way in limitation of, any and all other remedies Company shall have in law and equity for the enforcement of such covenants and provisions.

     4.5  Indemnification and Payment.  In the event of Employee's violation of
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any covenant in Section 4, Employee shall indemnify and hold harmless Company from any loss, liability, cost or expense (including reasonable attorney's fees) arising out of such violation and shall pay over to Company any benefit received by Employee in connection with such violation.

     4.6  Documents.  Upon the termination of Employee's employment with Company
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for any reason, Employee shall promptly deliver to Company all materials and documents belonging to or concerning Company or relating to its affairs and, without limiting the

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foregoing, will promptly deliver to Company any and all other documents or materials containing or constituting Confidential Information or Business Related Information.

     Section 5.  Entire Agreement.  This Agreement supersedes any and all prior
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agreements between the parties and represents the entire understanding of the parties hereto with respect to the employment of Employee and there are no other agreements, warranties or representations except as herein provided. The parties acknowledge that this Agreement shall not affect any prior, subsequent, or contemporaneous agreements between the parties respecting Confidential Information or Business Related Information. This Agreement including this
Section 5 may not be altered or amended except in writing executed by both parties hereto. Notwithstanding the execution and delivery of this Agreement and anything herein to the contrary, the Executive Severance Agreement shall remain in full force and effect as of the date hereof.

     Section 6.  Assignment; Benefit.  This Agreement is personal and may not be
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assigned by Employee.  This Agreement may be assigned by Company and shall inure to the benefit of and be binding upon the successors and assigns of Company.

     Section 7.  Applicable Law.  This Agreement shall be governed by the
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internal laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws provisions.

     Section 8.  Notice.  Any notice required or permitted to be given hereunder
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shall be sufficient if in writing and if sent by certified or registered mail to the last address as shall appear on the records of Company in the case of Employee or to its principal office in the case of Company.

     Section 9.  Waiver.  The waiver by any party of a breach of any provision
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of this Agreement by the other shall not operate or be construed as a waiver of any other or subsequent breach of such or any provision.

     Section 10.  Jurisdiction.  Employee hereby submits to the jurisdiction of
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the courts of the Commonwealth of Pennsylvania or of the United States Court for
the Eastern District of Pennsylvania in any action or dispute arising out of this Agreement, its interpretation or implementation. With respect to the undersigned submitting to said courts of the Commonwealth of Pennsylvania or of said United States court, Employee agrees that personal jurisdiction over Employee may be obtained by the mailing of a summons or complaint (postage prepaid) to Employee at the last address of Employee as shall appear on the records of Company.

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     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year set forth above.

                                     RENAL TREATMENT CENTERS, INC.



                                     By: /s/ Robert L. Mayer, Jr.
                                        ------------------------------
                                          Robert L. Mayer, Jr.,
                                          President and Chief
                                          Executive Officer



Witness: /s/ Thomas J. Karl           /s/ Barbara A. Bednar
        -------------------          -----------------------------
                                           Barbara A. Bednar

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